CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Wadena Corp.

We consent to the use in this Registration Statement on Form S-1 of our report of independent registered public accounting firm dated March 29, 2018 on the balance sheet of Wadena Corp. as of December 31, 2017 and 2016 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the two years ended December 31, 2017.

LBB & ASSOCIATES LTD., LLP

September 11, 2018

Houston, Texas